EX 10.6
STANDARD DEFINITIONS
“Account Intermediary” shall have the meaning specified in the preamble to the Indenture.
“ACH Form” shall mean the ACH authorization form executed by Obligors substantially in the form attached as Exhibit C to the Transfer Agreement.
“Act” shall have the meaning specified in Section 1.4 of the Indenture.
“Addition Notice” shall mean, with respect to any transfer of Subsequent Timeshare Loans to the Issuer pursuant to Section 2 of the Transfer Agreement, notice of the Originator's election to transfer Subsequent Timeshare Loans, which notice shall designate the related Transfer Date and the Cut-Off Date Aggregate Loan Balance of the Subsequent Timeshare Loans to be transferred on such Transfer Date.
“Additional Servicing Compensation” shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees and any Liquidation Expenses collected by the Servicer and any unpaid out-of-pocket expenses incurred by the Servicer during the related Due Period.
“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture in favor of the Indenture Trustee and the Noteholders.
“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Defaulted Timeshare Loan Make-Whole Amount” shall equal the aggregate of (A) the product of (i) the Loan Balance of each Timeshare Loan that is a Defaulted Timeshare Loan at the end of the related Due Period and (ii) the Funded Rate for such Determination Date and (B) the amount of any unpaid Aggregate Defaulted Timeshare Loan Make-Whole Amounts from prior Determination Dates.
“Aggregate Initial Note Balance” is equal to the sum of the Initial Note Balances for all Classes of Notes.
“Aggregate Loan Balance” means the sum of the Loan Balances for all Timeshare Loans (except Defaulted Timeshare Loans).
“Aggregate Outstanding Note Balance” is equal to the sum of the Outstanding Note Balances for all Classes of Notes.
“Assignment of Mortgage” shall mean, with respect to a Mortgage Loan, a written assignment of one or more Mortgages from the related Originator or Seller to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.
“Association” shall mean the timeshare owners' association responsible for managing a Resort.
“Assumption Date” shall have the meaning specified in the Backup Servicing Agreement.
“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Transaction Documents on behalf of such corporation, limited liability company or partnership, as the case may be.
“Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the Reserve Account pursuant to Sections 3.2(b) and 6.6 of the Indenture, (iii) the Prefunding Account pursuant to Sections 3.2(c) and 6.6 of the Indenture, (iv) the Capitalized Interest Account pursuant to Sections 3.2(d) and 6.6 of the Indenture, (v) the Originator or the Servicer, as the case may be, pursuant to Section 4.5 of the Indenture, (vi) the Servicer pursuant to the Indenture and (vii) the Guarantor pursuant to the Guaranty, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through and including the day immediately preceding such Payment Date, less (C) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (D) any Additional Servicing Compensation or misdirected payments on deposit in the Collection Account.
“Backup Servicer” shall mean Wells Fargo Bank, National Association, a national association, and its permitted successors and assigns.
“Backup Servicing Agreement” shall mean the backup servicing agreement, dated as of December 1, 2010, by and among the Issuer, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
“Backup Servicing Fee” shall on each Payment Date be equal to the greater of (i) $1,500 or (ii) the product of one-twelfth of 0.075% and the Aggregate Loan Balance as of the first day of the related Due Period.
“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).
“Benefit Plan” shall mean (A) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (B) a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (C) an entity whose underlying assets are deemed to include “plan assets” of any of the foregoing under United States Department of Labor Regulation 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a direct or indirect investment by an employee benefit plan or plan in such entity or (D) any plan that is subject to any Similar Law.
“Business Day” shall mean any day other than (i) a Saturday, a Sunday, or (ii) a day on which banking institutions in New York City, the State of Texas, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.
“Capitalized Interest Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.2(d) of the Indenture.
“Capitalized Interest Amount” shall mean, as of any date of determination, the amount on deposit in the Capitalized Interest Account on such date, and as of the Closing Date, $435,000.
“Carrying Charges” shall mean, with respect to a Payment Date, an amount equal to (i) the product of (a) the weighted average of the Note Rates for each Class of Notes for the related Interest Accrual Period, (b) the undisbursed funds (excluding investment earnings) in the Prefunding Account as of the last day of the related Due Period and (c) the number of days for which the Notes are to receive Interest Distribution Amounts on such Payment Date, divided by 360, minus (ii) the amount of any investment earnings on funds in the Prefunding Account which were transferred to the Collection Account, as well as interest earnings on amounts in the Capitalized Interest Account with respect to such Payment Date.
“Class” shall mean, as the context may require, any of the Class A Notes or Class B Notes.
“Class A Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.
“Class A Principal Distribution Amount” shall mean, with respect to any Payment Date, the Principal Distribution Amount payable to the Holders of the Class A Notes on such Payment Date.
“Class B Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.
“Class B Principal Distribution Amount” shall mean, with respect to any Payment Date, the Principal Distribution Amount payable to the Holders of the Class B Notes on such Payment Date.
“Closing Date” shall mean December 27, 2010.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.
“Collection Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.
“Collection Policy” shall mean the collection policies of the initial servicer in effect on the Closing Date, as may be amended from time to time in accordance with the Servicing Standard.
“Completed Unit” shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy (if required under applicable laws, rules or regulations), is ready for occupancy and is subject to a time share declaration.
“Confidential Information” means information obtained by any Noteholder including, without limitation, the Preliminary Private Placement Memorandum dated December 13, 2010 or the Private Placement Memorandum dated December 22, 2010 (as supplemented by the Supplement dated December 23, 2010) related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes, publicly known through no act or omission by such Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by the Issuer, the Servicer or their Affiliates, (d) any other public disclosure authorized by the Issuer or the Servicer, the U.S. Federal income tax treatment of the offering of the notes and any fact that may be relevant to understanding the tax treatment (the “Tax Structure”) and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer, the Placement Agent and each prospective investor relating to such tax treatment and Tax Structure.
“Continued Errors” shall have the meaning specified in Section 5.4(b) of the Indenture.
“Contribute” shall have the meaning specified in Section 2(a) of the Transfer Agreement.
“Contribution” shall have the meaning specified in Section 2(a) of the Transfer Agreement.
“Controlling Person” shall mean a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of such entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person.
“Corporate Trust Office” shall mean the office of the Indenture Trustee located in the State of Minnesota, which office is at the address set forth in Section 13.3 of the Indenture.
“Credit Policy” shall mean the credit and underwriting policies of the Originator in effect on the Closing Date.
“Custodial Agreement” shall mean the custodial agreement, dated as of December 1, 2010 by and among the Issuer, the Servicer, the Backup Servicer, the Indenture Trustee and Custodian, as the same may be amended, supplemented or otherwise modified from time to time providing for the custody and maintenance of the Timeshare Loan Files relating to the Timeshare Loans.
“Custodian” shall mean Wells Fargo Bank, National Association, a national banking association, or its permitted successors and assigns.
“Custodian Fee” shall mean for each Payment Date, the fee payable by the Servicer to the Custodian in accordance with the Custodial Agreement.
“Cut-Off Date” shall mean, with respect to (i) the Initial Timeshare Loans, the Initial Cut-Off Date, and (ii) any Qualified Substitute Timeshare Loan or Subsequent Timeshare Loan, the related Subsequent Cut-Off Date.
“Cut-Off Date Aggregate Loan Balance” shall mean (a) the aggregate of the Loan Balances, as of the Initial Cut-Off Date, of all Timeshare Loans pledged pursuant to the Indenture on the Closing Date and (b) the aggregate of the Loan Balances as of the related Cut-Off Dates, of all Subsequent Timeshare Loans.
“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan on the related Cut-Off Date.
“Default” shall mean an event which, but for the passage of time, would constitute an Event of Default under the Indenture.
“Defaulted Timeshare Loan” is any Timeshare Loan for which any of the earliest following events may have occurred: (i) the Servicer has commenced cancellation or forfeiture proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its credit and collection policies, (ii) as of the last day of any Due Period, all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the due date, or (iii) the Servicer obtains actual knowledge that a bankruptcy event has occurred with respect to the related Obligor.
“Defective Timeshare Loan” shall have the meaning specified in Section 4.5 of the Indenture.
“Definitive Note” shall have the meaning specified in Section 2.3 of the Indenture.
“Determination Date” shall mean, with respect to a Payment Date, the day that is five Business Days prior to such Payment Date.
“Direction Letter” shall have the meaning set forth in the Escrow Agreement.
“Due Period” shall mean with respect to any Payment Date, the immediately preceding calendar month.
“Eligible Bank Account” shall mean a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depositary institution or trust company whose long-term unsecured debt obligations are rated at least “A” by Fitch and “A2” by Moody's and whose short-term unsecured obligations are rated at least “A-1” by Fitch and “P-1” by Moody's; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee.
“Eligible Investments” shall mean one or more of the following:
(a)obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;
(b)federal funds, certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated no lower than “A2” by Moody's; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated “A-1+” by S&P;
(c)commercial paper or commercial paper funds (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by each Rating Agency;
(d)any no-load money market fund rated (including money market funds managed or advised by the Indenture Trustee or an Affiliate thereof) “AAAm/AAAm-G” or higher by S&P; provided that, Eligible Investment obligations purchased from funds in the Eligible Bank Accounts shall include only such or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date;
(e)demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the commercial paper or other short-term deposits of such depository institution or trust company are rated at least P-1 by Moody's and at least A-1 by S&P;
and provided, further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services.
“Eligible Timeshare Loan” shall mean a Timeshare Loan which meets all of the criteria set forth in Schedule I of the Transfer Agreement and Schedule I of the Loan Sale Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the regulations thereunder.
“Errors” shall have the meaning specified in Section 5.4(b) of the Indenture.
“Escrow Agent” shall mean Stewart Vacation Ownership Title Agency, Inc., a Florida corporation.
“Escrow Agreement” shall mean the escrow and closing agreement, dated as of December 1, 2010, by and among the Servicer, the Issuer, the Indenture Trustee, the Custodian, and the Escrow Agent, as the same may be amended or supplemented from time to time.
“Event of Default” shall have the meaning specified in Section 6.1 of the Indenture.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Finance Agreement” shall mean a purchase and finance agreement between an Obligor and the Originator pursuant to which such Obligor finances the purchase of Oak N' Spruce Certificates.
“First Rapid Amortization Distribution Amount” means for any Payment Date and a Class of Notes, until the Outstanding Note Balance of such Class of Notes has been reduced to zero, an amount equal to the product of (1) such Class' Rapid Amortization Percentage Interest and (2) the First Rapid Amortization Aggregate Distribution Amount for such Payment Date.

“First Rapid Amortization Aggregate Distribution Amount” means for any Payment Date, an amount equal to the lesser of (a) all remaining Available Funds after payments of items set forth in Section 3.4(a)(i) through (x) of the Indenture, and (b) the Principal Advance Reduction Amount.

“Fitch” shall mean Fitch Ratings, a subsidiary of Fitch, Inc.

“Foreclosure Property” shall have the meaning specified in Section 5.3(b) of the Indenture.
“Funded Rate” for a Determination Date shall equal the Aggregate Outstanding Note Balance on the immediately prior Payment Date (after giving effect to all distributions on such Payment Date) divided by the sum of the Aggregate Loan Balance and the Prefunding Loan Balance, each calculated at the end of the Due Period related to such prior Payment Date.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.
“Guarantor” shall mean Silverleaf Resorts Inc. and its permitted successors and assigns.
“Guaranty” shall mean that certain Guaranty, dated the Closing Date, made by the Guarantor in favor of the Issuer and the Indenture Trustee.
“Guaranty Default Distribution Amount” means on any Payment Date where a Guaranty Default Event exists, an amount equal to all remaining Available Funds after payments of items set forth in Section 3.4(a)(i) through (vii) of the Indenture.

“Guaranty Default Event” shall exist if an Event of Default of the type described in clause (l) of the definition thereof has occurred (without regard to the 3 Business Day grace period provided therein for the first instance of a default of the payment of Aggregate Defaulted Timeshare Loan Make-Whole Amount); provided, that if the Guarantor cures such first payment default within such 3 Business Day grace period and no other event has occurred of the type described in clause (l) of the definition of Event of Default, a Guaranty Default Event shall cease to exist for the immediately following Payment Date. Other than the one time cure of the payment default described in the proviso to the immediately preceding sentence, once a Guaranty Default Event exists, it shall continue to exist until the Outstanding Note Balance of each Class of Notes has been reduced to zero.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Transfer Agreement and Section 3 of the Loan Sale Agreement, as applicable.

“Holder” or “Noteholder” shall mean a holder of a Class A Note or a Class B Note.
“Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.
“Indemnified Amounts” shall have the meaning specified in Section 8 of the Transfer Agreement and Section 8 of the Loan Sale Agreement, as applicable.
“Indemnified Parties” shall have the meaning specified in Section 8 of the Transfer Agreement and Section 8 of the Loan Sale Agreement, as applicable.
“Indenture” shall mean the indenture, dated as of December 1, 2010, by and among the Issuer, the Servicer, the Backup Servicer and the Indenture Trustee.
“Indenture Trustee” shall mean Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor as set forth in Section 7.9 of the Indenture.
“Indenture Trustee Fee” shall mean for each Payment Date, the product of one-twelfth and $9,000.
“Initial Cut-Off Date” shall mean November 30, 2010.
“Initial Note Balance” shall mean with respect to the Class A Notes and the Class B Notes, $45,190,000 and $3,228,000, respectively.
“Initial Payment Date” shall mean the Payment Date occurring in January, 2011.
“Intended Tax Characterization” shall have the meaning specified in Section 4.2(b) of the Indenture.
“Initial Timeshare Loans” shall mean the initial pool of Timeshare Loans acquired by the Issuer on the Closing Date.
“Interest Accrual Period” shall mean for each Class of Notes with respect to any Payment Date, the immediately preceding calendar month (except that the initial Interest Accrual Period shall be the period from and including the Closing Date to and including December 31, 2010).
“Interest Distribution Amount” shall equal, for a Class of Notes and on any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for such Class of Notes, plus, to the extent permitted by applicable law, interest on such unpaid amount at the related Note Rate. The Interest Distribution Amount shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“Issuer” shall mean Silverleaf Finance IX, LLC, a limited liability company formed under the laws of the State of Delaware.
“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Issuer.
“Knowledge” shall mean (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.
“Limited Liability Company Agreement” shall mean the limited liability company agreement of the Issuer, dated as of December 1, 2010.
“Liquidation” means with respect to any Timeshare Loan, the sale or compulsory disposition of the related Timeshare Property, following foreclosure, forfeiture or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof, except in accordance with Section 5.3(b)(iv) of the Indenture.
“Liquidation Expenses” shall mean, with respect to a Defaulted Timeshare Loan, as of any date of determination, any out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Section 5.3(b) in the Indenture, including, but not limited to, (i) any foreclosure or forfeiture and other repossession expenses incurred with respect to such Timeshare Loan, (ii) actual commissions and marketing and sales expenses incurred by the Servicer with respect to the liquidation of the related Timeshare Property and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any assessed and unpaid Association fees and real estate taxes).
“Liquidation Proceeds” means with respect to the Liquidation of any Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation.
“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).
“Loan Sale Agreement” shall mean the loan sale agreement, dated as of December 1, 2010, by and among Silverleaf Finance IV, LLC, the Servicer and the Issuer pursuant to which certain of the Timeshare Loans are transferred to the Issuer.
“Lockbox Account” shall mean the account maintained on behalf of the Indenture Trustee by the Lockbox Bank pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.
“Lockbox Agreement” shall mean the Blocked Account Control Agreement, dated as of December 1, 2010, by and among the Lockbox Processor, the Issuer, the Servicer and the Indenture Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, unless the Indenture Trustee shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement, in form and substance acceptable to the Indenture Trustee, among the Servicer, the Issuer, the Lockbox Processor and any other appropriate parties.
“Lockbox Bank” means as of any date a depository institution named by the Servicer and acceptable to the Indenture Trustee at which each Lockbox Account is established and maintained as of such date.
“Lockbox Fee” shall mean on each Payment Date, the fee payable by the Servicer to the Lockbox Bank in accordance with the Lockbox Agreement.
“Lockbox Processor” shall mean JPMorgan Chase Bank, N.A., a national banking association, and its successors and assigns.
“Management Agreement” shall mean that certain Management Agreement between the Managing Entity and each Association, dated as of March 28, 1990, as amended from time to time.
“Managing Entity” shall mean Silverleaf Club, a Texas not-for-profit corporation, in its capacity as manager for all Associations.
“Misdirected Deposits” shall mean such payments that have been deposited to the Collection Account in error.
“Monthly Servicer Report” shall have the meaning specified in Section 5.5 of the Indenture.
“Moody's” shall mean Moody's Investors Service, Inc.
“Mortgage” shall mean, with respect to a Mortgage Loan, any purchase money mortgage, deed of trust, purchase money deed of trust or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by an Obligor to the Originator with respect to the purchase of such Timeshare Property and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.
“Mortgage Loan” shall mean a Timeshare Loan originated by the Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit.
“Mortgage Note” shall mean, with respect to a Mortgage Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.
“Net Liquidation Proceeds” shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.
“Note Rate” shall mean with respect to the Class A Notes and, the Class B Notes, (i) for Payment Dates prior to and including the Optional Redemption Date, 12.00% and 12.00%, respectively and (ii) for Payment Dates after the Optional Redemption Date, 15.00% and 15.00%, respectively; provided that if an Event of Default or a Guaranty Default Event has occurred and is continuing, the Note Rate shall be the per annum rate described in (i) or (ii) above, as applicable, plus 5.00%.
“Note Register” shall have the meaning specified in Section 2.4(a) of the Indenture.
“Note Registrar” shall have the meaning specified in Section 2.4(a) of the Indenture.
“Noteholder” shall mean any holder of a Note of any Class.
“Notes” shall mean, collectively, the Class A Notes and the Class B Notes.
“Oak N' Spruce Loan” shall mean a Timeshare Loan relating to the Oak N' Spruce Resort and evidenced by a Finance Agreement.
“Oak N' Spruce Certificate” shall mean a certificate of beneficial interest in Oak N' Spruce Resort Trust which entitles the owner thereof the right to use and occupy a specifically designated Unit at a fixed period of time each year at the Oak N' Spruce Resort in perpetuity.
“Oak N' Spruce Financing Statement” means, with respect to an Oak N' Spruce Loan, a UCC financing statement (UCC-1) in recordable form which (i) names as “debtor” the Obligor on the underlying Oak N' Spruce Loan, (ii) names Silverleaf as “secured party/assignor,” (iii) names as “secured party/assignee” the Indenture Trustee for the benefit of the Noteholders and (iv) is sufficient under applicable laws to give record notice of the pledge of such Oak N' Spruce Loan and its proceeds to the Indenture Trustee and its assigns.
“Oak N' Spruce Financing Statement Amendment” means, with respect to an Oak N' Spruce Loan, a UCC financing statement amendment (UCC-3) in recordable form which (i) amends the initial UCC financing statement filed with respect to such Oak N' Spruce Loan to evidence the assignment of the loan to the Indenture Trustee for the benefit of the Noteholders as “secured party/assignee,” (ii) names the Prior Secured Party as “assignor,” (iii) names the Obligor on the underlying Oak N' Spruce Loan as “debtor,” and (iv) is sufficient under applicable laws to give record notice of a transfer of such Oak N' Spruce Loan and its proceeds to the Indenture Trustee and its assigns.
“Oak N' Spruce Resort” shall mean the timeshare resort and related facilities located in South Lee, Massachusetts and operated by the Originator.
“Oak N' Spruce Resort Trust” shall mean the trust established under the Oak N' Spruce Trust Agreement.
“Oak N' Spruce Trust Agreement” shall mean, collectively, that certain Sixth Amended and Restated Declaration of Trust of Oak N' Spruce Resort Trust, dated as of September 20, 2004, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Oak N' Spruce Resort Trust, including without limitation, the Time Share Supplement to the Sixth Amended and Restated Declaration of Trust of Oak N' Spruce Resort Trust, dated September 20, 2004 and the Recreation and Use Easement, dated September 20, 2000, as any such documents may be amended, restated or otherwise modified from time to time.
“Oak N' Spruce Trustee” shall mean Silverleaf Berkshires, Inc., a Texas corporation, in its capacity as trustee under the Oak N' Spruce Trust Agreement, and its permitted successors and assigns.
“Obligor” shall mean the related obligor under a Timeshare Loan.
“OC Floor Amount” shall mean $6,455,855.62.

“Officer's Certificate” shall mean a certificate executed by a Responsible Officer of the related party.
“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.
“Optional Redemption Date” shall mean the first Payment Date in which the Aggregate Outstanding Note Balance is less than or equal to 20% of the Aggregate Initial Note Balance.
“Originator” shall mean Silverleaf Resorts, Inc., in its capacity as the originator of the Timeshare Loans.
“Orlando Breeze Management Agreement” shall mean that certain Management Agreement between the Originator and the Association of the Orlando Breeze Resort, dated as of January 13, 2005, as amended from time to time.
“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
(a)Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(b)Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes; and
(c)Notes in exchange for or in lieu of other Notes, which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided; however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.
“Outstanding Note Balance” shall mean as of any date of determination and Class of Notes, the Initial Note Balance of such Class of Notes less payment of principal actually distributed to the Holders of such Class of Notes as of such date; provided, however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by Silverleaf or any Affiliate thereof.
“Paydown Letter” shall have the meaning set forth in the Escrow Agreement.
“Paying Agent” shall mean any Person authorized under the Indenture to make the distributions required under Section 3.4 of the Indenture, which such Person initially shall be Wells Fargo Bank, National Association.
“Payment Date” shall mean the 15th day of each month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.
“Payment Default Event” shall have occurred if (i) each Class of Notes shall become due and payable pursuant to Section 6.2(a) of the Indenture or (ii) each Class of Notes shall become due and payable pursuant to Section 6.2(b) of the Indenture and the Aggregate Loan Balance of the Timeshare Loans is less than the Aggregate Outstanding Note Balance.
“Percentage Interest” shall mean, with respect to any Class of Notes as of any date of determination, the quotient, expressed as a percentage, the numerator of which is the Outstanding Note Balance of such Class of Notes as of the immediately preceding Payment Date and the denominator of which is the sum of the Aggregate Loan Balance and the Prefunding Loan Balances, each calculated at the beginning of the related Due Period.
“Permitted Liens” shall mean (a) with respect to Timeshare Loans included in the Trust Estate, Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Issuer created pursuant to the Transaction Documents, and (iii) Liens in favor of the Indenture Trustee created pursuant to the Indenture; (b) with respect to the related Timeshare Property, materialmen's, warehousemen's, mechanic's and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Issuer pursuant to the Transfer Agreement and the Loan Sale Agreement and (iv) the Obligor's interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Oak N' Spruce Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security included in the Trust Estate, any and all rights of the Beneficiaries and the Other Beneficiaries referred to in the Oak N' Spruce Trust Agreement under the Oak N' Spruce Trust Agreement.
“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Issuer, Governmental Authority, or other entity of whatever nature.
“Placement Agent” shall mean BB&T Capital Markets, a division of Scott & Stringfellow, LLC.
“Private Placement Agreement” shall mean that certain private placement agency agreement dated December 22, 2010, among the Placement Agent, the Issuer and Silverleaf.
“Private Placement Memorandum” shall mean that certain Confidential Private Placement Memorandum, dated December 22, 2010 (as supplemented by the Supplement dated December 23, 2010), related to the Notes and the Transaction Documents.
“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.4(b) of the Indenture.
“Prefunding Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.2(c) of the Indenture.
“Prefunding Account Initial Deposit” shall mean an amount equal to $10,875,000.
“Prefunding Loan Balance” shall mean the amount on deposit in the Prefunding Account divided by 0.75.
“Prefunding Period” shall mean the period commencing on the Closing Date and ending on the Prefunding Termination Date.
“Prefunding Termination Date” shall mean the earlier to occur of (i) April 30, 2011, (ii) the date on which the amount on deposit in the Prefunding Account is less than $10,000 and (iii) the date on which an Event of Default or a Servicer Event of Default occurs.
“Prior Secured Party” shall have the meaning set forth in the Escrow and Closing Agreement.

“Principal Advance Reduction Amount” shall mean for any Payment Date, the amount by which the Aggregate Outstanding Note Balance (determined after giving effect to the payments of Principal Distribution Amounts on such Payment Date) exceeds the greater of (a) the product of (1) the Target OC Percentage and (2) the sum of the Aggregate Loan Balance and the Prefunding Loan Balance, each as of the last day of the related Due Period and (b) the OC Floor Amount.

“Principal Amount” means for any Due Period, the amount of principal collected in respect of each Timeshare Loan during the related Due Period (including but not limited to principal in respect of scheduled payments, partial prepayments, prepayments in full, liquidations, Substitution Shortfall Amounts and Repurchase Prices but excluding the Aggregate Defaulted Timeshare Loan Make-Whole Amount, if any).

“Principal Distribution Amount” shall equal for any Payment Date and Class of Notes, until the Outstanding Note Balance of such Class of Notes has been reduced to zero, the sum of: (A) an amount equal to the product of (1) such Class' Percentage Interest and (2) the Principal Amount for the related Due Period; (B) on the first Payment Date after the Prefunding Termination Date, the product of (1) such Class' Rapid Amortization Percentage Interest and (2) the amount transferred from the Prefunding Account to the Collection Account, if any; (C) the product of (1) such Class' Rapid Amortization Percentage Interest and (2) the Aggregate Defaulted Timeshare Loan Make-Whole Amount; and (iv) any unpaid Principal Distribution Amounts for such Class from prior Payment Dates.

“Qualified Substitute Timeshare Loan” shall mean a Timeshare Loan (i) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balance of the Timeshare Loan being substituted on the related Transfer Date, (ii) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Transfer Agreement or the Loan Sale Agreement, as applicable, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan, (iii) that shall not cause the weighted average coupon rate of the Timeshare Loans, after such substitution, to be less than 16.75%, (iv) that shall not cause the weighted average months of age on the Timeshare Loans to be less than 13 months after such substitution, (v) that shall not cause the weighted average FICO score (to the extent that the related Obligors have FICO scores) of the Timeshare Loans to be less than 545, (vi) that shall not cause the percentage of Obligors without a FICO score to exceed 15%, (vii) that shall not cause the weighted average remaining term to maturity of the Timeshare Loans to be equal to or greater than 84 months and (viii) that does not have a stated maturity later than 12 months prior to the Stated Maturity.
“Rapid Amortization Percentage Interest” of any Class of Notes, as of any date of determination, will be the quotient, expressed as a percentage, the numerator of which is such Class' Percentage Interest and the denominator of which is the sum of the Percentage Interests for both the Class A Notes and the Class B Notes.

“Rating Agency” means any of S&P, Moody's or Fitch.

“Receivables” means the payments required to be made pursuant to a Timeshare Loan.
“Record Date” shall mean, with respect to any Payment Date (except for the Initial Payment Date), the close of business on the last Business Day of the calendar month immediately preceding the month such Payment Date occurs. With respect to the Initial Payment Date, the Record Date will be the Closing Date.
“Redemption Date” shall mean with respect to the redemption of the Notes on or after the Optional Redemption Date, the date fixed pursuant to Section 10.1 of the Indenture.
“Redemption Price” shall mean, with respect to each Class of Notes, the sum of the Outstanding Note Balance of such Class of Notes, together with interest accrued thereon at the applicable Note Rate up to and including the Redemption Date.
“Related Security” shall mean with respect to any Timeshare Loan, (i) all of the Issuer's interest in the Timeshare Property arising under or in connection with the related Mortgage, Financing Agreement, Oak N' Spruce Certificate and the related Timeshare Loan Files, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, and (iv) all other security and books, records and computer tapes relating to the foregoing.
“Repurchase Price” shall mean with respect to any Timeshare Loan to be purchased by the Originator pursuant to the Transfer Agreement or the Servicer pursuant to the Loan Sale Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such purchase or repurchase, as the case may be, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date in the then current Due Period.
“Request for Release” shall be a request for release of Timeshare Loan Files in the form required by the Custodial Agreement.
“Required Payments” shall mean each of the items described in (i) through (vi) of Section 3.4(a) of the Indenture.
“Residual Certificate” shall mean that certain membership certificate of the Issuer evidencing the limited liability company interest in the Issuer, the form of which is attached as Schedule F to the Limited Liability Company Agreement.
“Reservation System” shall mean the centralized reservation system for all Resorts.
“Reserve Account” shall mean the account maintained by the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.
“Reserve Account Initial Deposit” shall mean an amount equal to 1.00% of the sum of the aggregate Cut-Off Date Loan Balances of the Initial Timeshare Loans and the Prefunding Loan Balance on the Closing Date.
“Reserve Account Required Balance” shall mean an amount equal to the lesser of (A) 1.00% of the sum of (i) the aggregate Cut-Off Date Loan Balances of the Initial Timeshare Loans, (ii) the aggregate Cut-Off Date Loan Balances of the Subsequent Timeshare Loans and (iii) the Prefunding Loan Balance and (B) the Aggregate Outstanding Note Balance immediately prior to such Payment Date.
“Resort” shall mean any of the following resorts: Holly Lake Resort, The Villages and Lake O' The Wood Resorts, Piney Shores Resort, Timber Creek Resort, Fox River Resort, Apple Mountain Resort, Ozark Mountain Resort, Holiday Hills Resort, Oak N' Spruce Resort, Silverleaf's Seaside Resort, Hill Country Resort and Orlando Breeze Resort.
“Responsible Officer” shall mean (a) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, the Chief Financial Officer, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.
“S&P” shall mean Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC Business.
“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans delivered pursuant to the Transfer Agreement and the Loan Sale Agreement, as amended from time to time to reflect repurchases, substitutions and Qualified Substitute Timeshare Loans and Subsequent Timeshare Loans conveyed pursuant to the terms of the Indenture, the Transfer Agreement and the Loan Sale Agreement, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns:

1	Name of Obligor
2	Unit Ref/Loan Number
3	Interest Rate Per Annum
4	Date of Timeshare Loan Origination
5	Maturity
6	Sales Price
7	Monthly Payment
8	Original Loan Balance
9	Original Term
10	Outstanding Loan Balance
11	Down Payment
12	First Payment Date
13	Zip Code
14	Unit/Week
15	Resort Name

“Second Rapid Amortization Distribution Amount” means for a Class of Notes and in respect of any Payment Date where a Second Rapid Amortization Event exists, until the Outstanding Note Balance of such Class of Notes has been reduced to zero, an amount equal to the product of (1) such Class' Rapid Amortization Percentage Interest and (2) all remaining Available Funds after payments of items set forth in Section 3.4(i) through (xii) of the Indenture.

“Second Rapid Amortization Event” shall exist if (i) an Event of Default has occurred and is continuing or (ii) the Optional Redemption Date occurred but the Servicer has not redeemed the Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Custodian” shall have the meaning specified the second “whereas” clause in the Transfer Agreement and the second “whereas” clause in the Loan Sale Agreement.
“Securitization Indenture” shall have the meaning specified the second “whereas” clause in the Transfer Agreement and the second “whereas” clause in the Loan Sale Agreement.
“Securitization Indenture Trustee” shall have the meaning specified the second “whereas” clause in the Transfer Agreement and the second “whereas” clause in the Loan Sale Agreement.
“Securitization Servicer” shall have the meaning specified the second “whereas” clause in the Transfer Agreement.
“Sells” shall have the meaning set forth in Section 2(a) of the Transfer Agreement and the Loan Sale Agreement, as applicable.
“Seller” shall mean Silverleaf Resorts, Inc. under the Transfer Agreement and Silverleaf Finance IV, LLC under the Loan Sale Agreement, as applicable.
“Sequential Pay Event” shall mean either a Trust Estate Liquidation Event or a Payment Default Event.

“Servicer” shall initially mean Silverleaf in its capacity as servicer under the Indenture, the Backup Servicing Agreement and the Custodial Agreement, and its permitted successors and assigns.
“Servicer Event of Default” shall have the meaning specified in Section 5.4 of the Indenture.
“Servicer Termination Costs” shall mean any extraordinary out-of-pocket expenses incurred by the successor servicer associated with the transfer of servicing.
“Servicing Fee” shall mean for any Payment Date, the product of (i) one-twelfth of 2.00% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.
“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.
“Servicing Standard” shall mean, with respect to the Servicer a servicing standard which complies with applicable law, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by it with respect to comparable assets that the servicer services for itself or its Affiliates (and if Silverleaf is no longer the Servicer, in accordance with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, employed by it when servicing loans for third parties), but without regard for (i) any relationship that it or any of its Affiliates may have with the related Obligor, and (ii) its right to receive compensation for its services under the Indenture or with respect to any particular transaction.
“Silverleaf” shall mean Silverleaf Resorts, Inc., a Texas corporation.
“Silverleaf Loans” shall mean the Timeshare Loans conveyed by Silverleaf to the Issuer pursuant to the Transfer Agreement.
“Silverleaf Serviced Timeshare Loan” means any timeshare loan (including any Timeshare Loan conveyed to the Issuer pursuant to the Transfer Agreement or the Loan Sale Agreement) serviced by Silverleaf or an Affiliate thereof for the benefit of the Noteholders, for Silverleaf's own account, or for the accounts of any and all third parties.
“Similar Law” shall mean a provision of federal, state or local law that is substantially similar to the prohibited transaction rules under Section 406 of ERISA or Section 4975 of the Code.
“Stated Maturity” shall mean the Payment Date occurring in July 2022.
“Subsequent Cut-Off Date” shall mean with respect to any Transfer Date, (i) the close of business on the last day of the Due Period immediately preceding such Transfer Date or (ii) such other date designated by the Servicer.
“Subsequent Timeshare Loan” shall mean a Timeshare Loan acquired during the Prefunding Period (i) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Transfer Agreement, including that such Subsequent Timeshare Loan is an Eligible Timeshare Loan, (ii) that such Subsequent Timeshare Loan will not cause the weighted average coupon rate of the Timeshare Loans to be less than 17.00% after the purchase thereof by the Issuer and the subsequent pledge thereof pursuant to the Indenture, (iii) that will not cause the weighted average months of seasoning on the Timeshare Loans to be less than 13 months after the purchase thereof by the Issuer and the subsequent pledge thereof pursuant to the Indenture, (iv) that the weighted average FICO scores (to the extent the related Obligors have FICO scores) of such Subsequent Timeshare Loans will not be less than 545, (v) that such Subsequent Timeshare Loan will not cause the percentage of Obligors without a FICO score to exceed 10%, (vi) the Loan Balance of such Subsequent Timeshare Loan is less than $15,000, (vii) that such Subsequent Timeshare Loan will not cause the percentage (by aggregate Cut-Off Date Loan Balance) of all Subsequent Timeshare Loans transferred on such Transfer Date that have Obligors making payments by either credit card automated charge or pre-authorized checking/savings to be less than 59.01% (by aggregate Cut-Off Date Loan Balance) of all Subsequent Timeshare Loans transferred on such Transfer Date, and (viii) that such Subsequent Timeshare Loan does not have a stated maturity date greater than 10 years from its origination.
“Substitution Shortfall Amount” shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the Defective Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans to be substituted for such Defective Timeshare Loans.
“Target OC Percentage” shall mean 50%.
“Timeshare Declaration” shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.
“Timeshare Loan” shall mean a Mortgage Loan, Oak N' Spruce Loan, a Qualified Substitute Timeshare Loan or a Subsequent Timeshare Loan subject to the lien of the Indenture. As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Mortgage Note, Mortgage, the Finance Agreement and other Related Security contained in the related Timeshare Loan Documents.
“Timeshare Loan Acquisition Price” shall mean with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued and unpaid interest thereon up to and including the related Cut-Off Date.
“Timeshare Loan Documents” shall mean with respect to each Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files, and (ii) Timeshare Loan Servicing Files.
“Timeshare Loan File(s)” shall mean, with respect to a Timeshare Loan, the Timeshare Loan and all documents related to such Timeshare Loan, including:

1.	a Contract for Sale (copy), which includes Truth in Lending Disclosure,

2.	a Note (original),

3.	an Allonge (copy) (or more than one Allonge that when taken together) shall show the transfer of title as set forth in the Custodial Agreement,

4.	for a post-July 2004 Oak N' Spruce Loan - Oak N' Spruce Resort Certificate of Beneficial Interest (original),

5.
one of the following: (a) for a Mortgage Loan - a Deed of Trust, Deed to Secure Debt or Mortgage with Property Description Addendum (original or file-stamped or certified copy), (b) for an Oak N' Spruce Loan (pre-July 2004) - a Mortgage and Assignment of Beneficial Interest with Property Description Addendum (original or file-stamped or certified copy) or (c) for an Oak N' Spruce Loan (post-July 2004) - an Assignment of Beneficial Interest with Property Description Addendum (not recorded or acknowledged),

6.	any assumption agreement, refinancing agreement, or general warranty deed evidencing a transfer of title, if any, (copy),

7.
(a)    in the case of Timeshare Loans purchased by the Issuer from Silverleaf Resorts, Inc., an original mortgagee title insurance policy or master policy referencing such Timeshare Loan naming as the insured thereunder (a) Silverleaf Resorts, Inc., (b) a Prior Secured Party or (c) Silverleaf Finance IX, LLC, as applicable, and in each case their respective successors and assigns and covering Silverleaf Finance IX, LLC, and its successors and assigns (which shall be delivered by (i) the Escrow Agent to the Custodian within 90 days of the Closing Date and (ii) by Silverleaf to the Custodian within 90 days of the related Transfer Date),

(a)in the case of Timeshare Loans purchased by Issuer from Silverleaf Finance IV, LLC, an original mortgagee title insurance policy or master policy referencing such Timeshare Loan naming as the insured thereunder (a) Silverleaf Finance IV, LLC , (b) Silverleaf Finance IX, LLC or (c) the Prior Secured Party, as applicable, and in each case their respective successors and assigns and covering Silverleaf Finance IX, LLC, and its successors and assigns (which shall be delivered by (i) the Escrow Agent to the Custodian within 90 days of the Closing Date and (ii) by Silverleaf to the Custodian within 90 days of the related Transfer Date),

8.
an original of each guarantee, assumption, modification, substitution agreement, deferment letter, or other document, if any, which relates to the related Timeshare Loan (or copy thereof certified by an officer of the related originator to be a true and correct copy), and which shall cover both the Note and/or the Contract for Sale, and

9.	all related finance applications executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property.

“Timeshare Loan Rate” shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.
“Timeshare Loan Servicing Files” shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (i) the original truth-in-lending disclosure statement executed by such Obligor, as applicable, (ii) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (iii) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (iv) each Timeshare Program Consumer Document and Timeshare Program Governing Document, if applicable, related to the applicable Timeshare Property.
“Timeshare Program” shall mean the program under which (1) an Obligor has purchased a Timeshare Property and (2) an Obligor shares in the expenses associated with the operation and management of such program.
“Timeshare Program Consumer Documents” shall mean, as applicable, the Finance Agreement, Mortgage Note, Mortgage or certificate of beneficial interest, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, the Timeshare Project exchange affiliation agreement and other documents, disclosures and advertising materials used or to be used by an Originator in connection with the sale of Timeshare Properties.
“Timeshare Program Governing Documents” shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which the Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.
“Timeshare Property” shall mean (i) with respect to a Mortgage Loan, a fractional fee simple timeshare interest in a Unit in a Resort entitling the related Obligor to the use and occupancy of a Unit at the Resort for a specified period of time each year or every other year in perpetuity and (ii) with respect to an Oak N' Spruce Loan, an Oak N' Spruce Certificate.
“Title Commitment” shall have the meaning set forth in the Escrow Agreement.
“Title Policy” shall have the meaning set forth in the Escrow Agreement.
“Transaction Documents” shall mean the Indenture, the Transfer Agreement, the Loan Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Custodial Agreement, the Escrow Agreement, the Guaranty, the Private Placement Agreement and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.
“Transfer Agreement” shall mean the transfer agreement, dated as of December 1, 2010, between the Originator and the Issuer pursuant to which certain of the Timeshare Loans are transferred to the Issuer.
“Transfer Date” shall mean the date on which the Originator substitutes one or more Timeshare Loans in accordance with Section 4.5 of the Indenture or pledges one or more Subsequent Timeshare Loans in accordance with Section 4.2 of the Indenture.
“Treasury Regulations” shall mean the regulations, included proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
“Trust Accounts” shall mean collectively, the Lockbox Account, the Collection Account, the Prefunding Account, the Capitalized Interest Account and the Reserve Account.
“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.
“Trust Estate Liquidation Event” shall have the meaning specified in Section 6.6 of the Indenture.
“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.
“Unit(s)”: One individual air-space residential unit, cabin, villa, cottage or townhome within a Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.